EXHIBIT 10.2.1
THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.
SECURED CONVERTIBLE PROMISSORY NOTE

$	Dallas, Texas	October 28, 2005
FOR VALUE RECEIVED, the undersigned, Immediatek, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of (“Lender”), the sum of $ , with interest from the date of advancement on the unpaid balance hereof from time to time remaining unpaid at a rate of 10% per annum, in (i) lawful money of the United States of America or (ii) equity securities of the Borrower as provided herein, both principal and interest being payable at the address designated in numbered paragraph 16 below or at such other place as Lender may, from time to time, designate in writing. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty-five (365) days.
The principal of this Note shall mature and be due and payable on January 31, 2006. All accrued and unpaid interest shall be payable upon the maturity of the principal of this Note.
All past due principal and accrued interest on this Note shall bear interest from maturity until paid at the highest (non-usurious) rate for which Borrower may legally contract under applicable law. All payments on past due principal and accrued interest hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. As used herein, the term “Holder” shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.
This Note evidences indebtedness incurred by Borrower for interim financing provided to Borrower.
     1. Conversion Option. All or any portion of the unpaid principal of this Note, plus accrued interest hereon, shall be convertible, at the option of Lender, into shares of Common Stock, $0.001 par value, issued by Borrower (the “Common Stock”). At the time of any such conversion of the aggregate of the principal amount and accrued interest, or a portion thereof, the rights of the Lender with respect to such portion of the aggregate of the principal amount and accrued interest so converted shall cease and the Lender shall be deemed to have become the record holder of the Common Stock issuable upon such conversion. The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Common Stock and solely for the purpose of conversion as provided herein, and conditionally allot to the Lender, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Borrower covenants with the Lender that all shares of Common Stock which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.
The Common Stock into which this Note may be converted shall be referred to herein as the “Conversion Shares.” The number of Conversion Shares shall be determined by dividing the Conversion Amount (defined below) by the Conversion Price Per Share (defined below). Upon any such conversion, the Lender shall be subject to all of the obligations applicable to other investors in the Qualified Financing (defined below) and the Lender shall execute any and all customary and appropriate documents to implement the foregoing; provided however, the Lender shall be entitled to demand registration rights and piggyback registration rights pursuant to the Registration Rights Agreement of even date herewith, executed by Borrower and Lender (“Registration Rights Agreement”), regardless of whether any other investors in the Qualified Financing have such rights.
     1.1 Definitions. Unless otherwise specified, for purposes hereof, the following terms shall have the following meanings:
     1.1.1 “Qualified Financing” means the privately placed sale by the Borrower of Borrower’s securities to investors occurring after the date hereof and on or before nine months from the date hereof, with aggregate gross proceeds to the Borrower in excess of One Million Dollars ($1,000,000.00).
     1.1.2 “Conversion Amount” means an amount equal to the then outstanding principal plus any accrued but unpaid interest under this Note, or such lesser amount as Holder shall determine.
     1.1.3 “Conversion Price Per Share” means (a) a price per share of Common Stock equal to the lower of (i) $0.30 per share or (ii) the price per share of Common Stock paid by the other investors in the Qualified Financing or (b) if securities other than Common Stock are offered and sold in the Qualified Financing, $0.30 per share.
     1.2 Conversion Procedures.
     1.2.1 Holder may exercise its conversion right by giving written notice (the “Conversion Notice”) to the Borrower of the exercise of such right at least five (5) business days prior to the closing of the Qualified Financing. The conversion of this Note (or such portion thereof as Holder shall determine) will be deemed to have been effected as of the closing of the Qualified Financing (the

“Conversion Date”). Upon the closing of the Qualified Financing, if Holder has exercised its conversion right, the outstanding principal (or such portion thereof as Holder shall determine) and any accrued but unpaid interest under this Note shall be automatically converted into such number of shares of the Common Stock to be issued by Borrower upon the closing of the Qualified Financing and as a part of such Qualified Financing equaling the quotient of (i) the Conversion Amount, and (ii) the Conversion Price Per Share.
     1.2.2 Within five business days of the Conversion Date, the Holder shall surrender this Note at the principal office of the Borrower, for replacement or cancellation.
     1.2.3 Within five business days of the surrender of the Note by Holder, the Borrower will deliver to the converting Holder (a) a certificate or certificates representing Conversion Shares and (b) a replacement note for the unconverted principal balance (if any) of this Note..
     1.2.4 On the Conversion Date, the rights of the Holder of this Note to receive payment of such portion of the principal and interest as Holder has converted hereunder will cease and the person or persons in whose name or names any certificate or certificates for Conversion Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.
     1.2.5 The issuance of certificates for the Conversion Shares will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Borrower in connection with such conversion and the related issuance of Conversion Shares.
     1.2.6 If any fractional interest in Conversion Shares would, except for the provisions of this Section 1, be deliverable upon any conversion of this Note, in lieu of delivering the fractional share therefor, the number of Conversion Shares shall be rounded to the nearest whole number.
     2. Guaranty; Security. The repayment of the indebtedness evidenced hereby shall be guaranteed by that certain Guaranty Agreement, of even date herewith, executed by DiscLive, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower (“Guarantor”). The repayment of the indebtedness evidenced hereby shall be secured by that certain Collateral Assignment and Security Agreement, of even date herewith, executed by Guarantor and Lender (the “Security Agreement”).
     3. Optional Prepayment; Mandatory Prepayment. This Note may be prepaid by Borrower in whole or in part without the consent of the Lender and without prepayment penalty of any kind. Borrower shall prepay one-half of the outstanding principal of this Note, upon the closing of a Qualified Financing. In addition, Borrower shall have the option to prepay the outstanding principal of this Note as follows: (i) $0.60 per compact disc set sold by either of Borrower or Guarantor at shows for which

Borrower or Guarantor provides recording facilities, such payment to be made within 30 calendar days of each show; and (ii) $0.60 per compact disc set sold online by either of Borrower or Guarantor for shows for which Borrower or Guarantor provides recording facilities, such payment to be made within 30 calendar days of receipt of payment., or cash. Borrower shall provide a certified statement of its Chief Financial Officer as to amounts to be so prepaid.
     4. Default; Remedies. For the purposes of this Agreement, an Event of Default (herein so called) shall have occurred if (i) Borrower or Guarantor shall fail to pay when due any principal of or interest on this Note, and such failure shall continue for a period of 30 days after Lender shall have given Borrower and Guarantor written notice of such failure, (ii) Borrower shall have failed to perform any covenant or other obligation contained herein or in the Registration Rights Agreement, or Guarantor shall have failed to perform any covenant or other obligation contained in the Security Agreement, and such failure shall continue for a period of 30 days after Lender shall have given Borrower and Guarantor written notice of such failure, (iii) Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation or reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, and such case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or (iv) an involuntary case or other proceeding shall be commenced against Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar now or hereafter in effect or seeking the appointment of a trustee, liquidator, receiver, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.
     If Borrower or Guarantor fails or refuses to pay any part of the principal of or interest upon this Note as the same becomes due, or upon the occurrence of an Event of Default hereunder, then in any such event the Holder hereof may, at its option (i) declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable without notice, (ii) reduce any claim to judgment, (iii) foreclose any liens or security interest securing all or any part hereof, and/or (iv) demand, pursue and enforce any of Lender’s rights and remedies, pursuant to any applicable law or agreement. Each right and remedy available to Lender shall be cumulative of and in addition to each other such right and remedy. No delay on the part of Lender in the exercise of any right or remedy available to Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.
     5. Representations and Warranties of Borrower. Borrower represents and warrants that Borrower has authority and has obtained all approvals and consents necessary to enter into this Note and Borrower’s execution, delivery, and performance of this Note will not violate or conflict with the terms of Borrower’s Certificate of Incorporation.
     6. Representations and Warranties of Lender.
     6.1 Suitability. The Lender is an “accredited investor” as such term is defined in Regulation D issued by the Securities and Exchange Commission, and such Lender’s financial condition is such that it is able to bear the economic risk of its investment in the Note. Lender has such knowledge and experience in financial and business matters as is necessary to make an investment in the Note.
     6.2 Purchase for Own Account. This Note is being acquired by Lender for investment purposes only and not with a view to the distribution of all or any part thereof. Lender has no present intention of selling, transferring, disposing or granting any participation in the Note and is not a party to any contract, agreement or understanding that would result in any such sale, transfer or disposition of all or any portion of this Note.
     7. No Waiver; Cumulative Rights. No delay on the part of the Holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
     8. Waiver. Borrower waives demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agrees to all extensions and partial payments, before or after maturity, without prejudice to the Holder hereof.
     9. Collection Costs. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys’ fees and expenses) whether or not suit is filed.
     10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the parties irrevocably agree that exclusive venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas, and the parties waive any claim that such forum is inappropriate or inconvenient.
     11. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.
     12. Usury. All agreements between Borrower and the Holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or otherwise in an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the Holder hereof, under any specific contingency, exceeds the highest lawful rate, Borrower and the Holder hereof shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Borrower and the Holder hereof.
     13. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of Borrower shall bind the successors and assigns of Borrower, whether so expressed or not, and inure to the benefit of the successors and assigns of Borrower and Lender. Any assignee of Borrower or Lender shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. The Lender from time to time also may sell to one or more financial institutions, institutional investors or other persons a participation interest in all or any undivided portion of the rights, powers, privileges, remedies and interests of the Lender under this Note.
     14. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     15. Notices. All notices and other communications hereunder shall be in writing or by telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

     If to Lender:
Name:
Address:
Fax number:
     If to Borrower:
Immediatek, Inc.
2435 N. Central Expressway, Suite 1200
Richardson, Texas 75080
Fax Number: (214) 722-0818
Attention: Zach Bair, Chief Executive Officer
     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER CONCERNING THE MATTERS HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
IN WITNESS WHEREOF, the undersigned have executed this Secured Convertible Promissory Note on and as of the date first set forth above.

BORROWER:

IMMEDIATEK, INC.

By:

Name:	Zach Bair
Title:	Chief Executive Officer

LENDER:

Individually